CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 27, 2009, relating to the financial statements and financial highlights which appear in the December 31, 2008 Annual Reports to Shareholders of Dreyfus/Standish Fixed Income Fund, Dreyfus/Standish Global Fixed Income Fund and Dreyfus/Standish International Fixed Income Fund, each a portfolio of Dreyfus Investment Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 27, 2009

April 27, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

Previously, PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, served as the independent registered public accounting firm for Dreyfus Investment Funds (the “Company”). We have read the following statements made by the Company (consisting of Dreyfus/Standish Fixed Income Fund, Dreyfus/Standish Global Fixed Income Fund and Dreyfus/Standish International Fixed Income Fund), which we understand will be filed with the Commission as part of the filing on Form N-1A:

“PwC’s reports on the Funds’ financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the past two fiscal years and through the date of the auditor change, the Company had no disagreements with PwCwhich, if not resolved to their satisfaction, would have caused them to make reference thereto in their reports on the financial statements for such years.”

We agree with these statements.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Dreyfus Investment Funds:

We consent to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

New York, New York

April 28, 2009